Exhibit 99.1

                       Press Release dated March 25, 2004

FOR:     The First National Bank of Litchfield

FROM:    Carroll A. Pereira
                  Senior Vice President and Chief Financial Officer
                  (860) 567-2674

FOR IMMEDIATE RELEASE



Litchfield, Connecticut, March 25, 2004...Joseph Greco, President and CEO of The First National Bank of Litchfield is pleased to announce the appointment of Kathleen A. Kelley as Director of the Bank and its Holding Company.

Ms. Kelley is a certified public accountant with Kelley & Co., LLC in Middlebury, CT and is affiliated with a number of area professional and civic organizations. Among her current positions, she serves as President of the Board of Trustees of Girls, Inc. of Greater Waterbury, Board Member of Safe Haven, Board Member of Business Women's Forum, member AICPA and CSCPA, Past President of Waterbury Area Group of CPAs, Past Board Member of North American Bank, and the Small Manufacturer's Association.

Ms. Kelley has a Bachelors Degree from the Central Connecticut State University. She was affiliated with Kelley & Fitzgerald P.C., her father's accounting firm until his semi-retirement in 1995 when she formed Kelley & Co., LLC.

Ms. Kelley resides in Middlebury.